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                                   EXHIBIT 11

                              SMARTIRE SYSTEMS INC.
                          COMPUTATION OF LOSS PER SHARE


                                         Three Months Ended              Six Months Ended
                                    January 31,     January 31,     January 31,     January 31,
                                       2000            1999            2000            1999
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($000's except per share data)

Net loss                                 2,821           2,657           4,816           4,467
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Weighted average number
Of common shares                    12,553,280       9,532,424      11,591,614       9,458,174
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Basic loss per share                       .22             .28             .42             .47
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


The stock options and warrants outstanding are anti-dilutive. Accordingly, diluted loss per share does not differ from basic loss per share for the years presented herein.